PRESS RELEASE

SINOCOKING REPORTS THIRD QUARTER FINANCIAL RESULTS

Third Quarter Revenue Decreased 2%;
Nine Month Revenue Increased 34% for Period Ending March 31, 2010

Third Quarter Adjusted Net Income Decreased 20% After Acquisition Expense;
Nine Month Adjusted Net Income Increased 34% for Period Ending March 31, 2010

Management to Host Earnings Conference Call on
Tuesday, May 25, 2010, at 11:00 a.m. EST

PINGDINGSHAN, HENAN PROVINCE, CHINA – May 21, 2010 – SinoCoking Coal and Coke Chemical Industries, Inc. (NASDAQ: SCOK) (the “Company” or “SinoCoking”), a coal and coke producer in central China, today released comments regarding its financial results for the quarter ending March 31, 2010.

In the quarter ending March 31, 2010, SinoCoking’s revenues declined by 2% to $15.2 million compared to $15.6 million for the third quarter in the prior year, mainly due to a decrease in coal product revenue, offset by a slight increase in coke product revenue.

In the nine month period ending March 31, 2010, SinoCoking’s revenues increased by 34% to $48.1 million compared to $35.9 million the same period in the prior year, mainly due to a strong overall increase in coal product revenue during this period, offset by a moderate decrease in revenue from coke sales.

In the nine month period ending March 31, 2010, 48% of SinoCoking’s revenue was from coke products and 52% from coal products, reflecting the Company’s shift toward coal product sales.  Indicating a reversal of this trend in the most recent quarter, 57% of SinoCoking’s revenue originated from coke products, and approximately 43% from coal products, in the three month period ending March 31, 2010.

“In calendar 2009, conditions appeared to be favorable for coal sales, so we increased our coal trading activities,” said Mr. Jianhua Lv, Chief Executive Officer of SinoCoking.  He added, “In our third quarter ending March 31, 2010, we shifted the balance of our products more toward where it was prior to 2009, with greater emphasis on coke production and less on coal sales.”

Operating expenses, which consisted of selling expenses and general and administrative expenses, increased by $1,196,141, or 443.9%, and $920,542, or 70.6% in the three and nine-month periods ending March 31, 2010, respectively,  as compared to the same periods ending March 31, 2009.  The significant increase was mainly due to acquisition-related costs of $1,211,785 relating to the reverse acquisition transaction with the Company (formerly Ableauctions.com, Inc.) and Top Favour Limited, the British Virgin Islands holding company for SinoCoking’s China-based coal and coke producing business, competed on February 5, 2010.  Excluding the effect of the one-time acquisition-related costs, operating expenses slightly decreased by $15,644 for the quarter ended March 31, 2010 compared to the quarter ended March 31, 2009.  For the nine months ended March 31, 2010, operating expenses, without the acquisition-related costs, decreased by $290,787 or 22.31% compared to the same period ended March 31, 2009.

Gross profit decreased by $1,596,333 or 22.1%, to $5,641,605 in the three month period ending March 31, 2010 from $7,237,938 in the corresponding period ending March 31, 2009.  The gross profit decrease in three month period ending March 31, 2010, as compared to the same period in 2009 was mainly because of the decrease in coal product revenue.

Gross profit increased by $4,483,489 or 27.6%, to $20,729,148 in the nine month period ending March 31, 2010 from $16,245,659 in the corresponding nine month period ending March 31, 2009.   The gross profit increase in the nine month period ending March 31, 2010, as compared to the same period in 2009 was mainly because of an overall increase in revenue from coal product sales.

Adjusted net income decreased by 20% to approximately $3.0 million in the quarter ending March 31, 2010, from $3.7 million in the same quarter in the prior year, primarily due to the one-time acquisition-related expenses incurred by the Company in the amount of $1.2 million as described above.

Adjusted net income increased to $14.3 million for the nine month period ending March 31, 2010, from $10.7 million in the same period in the prior year, primarily due to an increase in revenue from the sale of coal products during this period, offset by the approximate $1.2 million in acquisition-related expenses as described above.

Mr. Lv commented “even with the difficulties faced by our industry in 2009, we believe SinoCoking’s business fundamentals remains strong.  In accordance with our expectations, the coke market has shown steady improvement since the end of 2009 and during the first several months of 2010.  We continue to be optimistic about industrial demand for our products in the coming year.”

Management will hold a conference call to discuss its third quarter performance at 11:00 a.m. EST on Tuesday, May 25, 2010.

Interested parties may access the call by dialing 888-737-3702 from within the United States, or 913-312-0719 if calling from outside of the United States. The conference ID is 7764572. It is advisable to dial in approximately 5-10 minutes prior to the start of the call.

Note Regarding Non-GAAP Measures

The Company uses non-GAAP adjusted net (loss)/income to measure the performance of the Company’s business internally by excluding non-cash charges related to warrants, and believes that the non-GAAP adjusted financial measure allows the Company to focus on managing business operating performance because the measure reflects the Company’s essential operating activities and provides a consistent method of comparison to historical periods.  We believe that providing this non-GAAP measure that the Company uses internally is useful to investors for a number of reasons. The non-GAAP measure provides a consistent basis for investors to understand our financial performance in comparison to historical periods without variation of non-recurring items and non-operating related charges. In addition, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment regarding which charges are excluded from the non-GAAP financial measure. However, the Company compensate for these limitations by providing the relevant disclosure of the items excluded.

The following table provides a non-GAAP financial measure and a reconciliation of that non-GAAP measure to the GAAP net income.

	Three months ended		Nine months ended
	March 31,		March 31,
	2010	2009	2010	2009
Net (loss) income	$(36,876,262)	$3,736,643	$(25,592,586)	$10,668,137
Change in fair value of warrant liabilities	39,869,662	-	39,869,662	-
Adjusted net income	$2,993,400	$3,736,643	$14,277,076	$10,668,137
(Loss) earnings per share- basic and diluted	$(2.39)	$0.28	$(1.82)	$0.81
Change in fair value of warrants liabilities	2.58	-	2.83	-
Adjusted (loss) earnings per share – basic and diluted	$0.19	$0.28	$1.01	$0.81
Weighted average number of common shares – basic and diluted	15,441,258	13,117,952	14,086,729	13,117,952

FOR FURTHER INFORMATION PLEASE CONTACT:

Sam Wu
Chief Financial Officer
SinoCoking Coal and Coke Chemical Industries, Inc.
Tel: +86-3752882999
Email: wuzan@vip.sina.com

About SinoCoking

SinoCoking Coal and Coke Chemical Industries, Inc., a Florida corporation (NASDAQ: SCOK) is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users.  SinoCoking currently has mining rights and capacity to extract 300,000 tons of coal per year from mines located in the Henan Province in central China.  SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China.  SinoCoking also produces and supplies thermal coal to its customers in central China.  SinoCoking, a Florida corporation, owns its assets and conducts its operations through its subsidiaries, Top Favour Limited, a British Virgin Islands holding company, Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd.

For further information about SinoCoking, please refer to our Quarterly Report on Form 10-Q dated May 17, 2010, and other periodic reports, filed with the Securities and Exchange Commission.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans”, “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think”, “considers” or similar expressions are intended to identify “forward-looking statements.”  These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company’s expectations and estimates.

FINANCIAL TABLES FOLLOW

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
(FORMERLY NAMED ABLEAUCTIONS.COM, INC.)

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2010 AND JUNE 30, 2009

ASSETS
	March 31, 2010	June 30, 2009
	(Unaudited)
CURRENT ASSETS
Cash	$30,425,754	$278,399
Notes receivable	2,628,800	358,808
Accounts receivable, trade, net	7,302,158	6,454,663
Other receivables	2,681,375	225,288
Inventories	3,384,057	107,187
Advances to suppliers	4,686,862	8,364,448
Total current assets	51,109,006	15,788,793

PROPERTY, PLANT AND EQUIPMENT, net	18,212,181	16,954,659

OTHER ASSETS
Prepayments for land use rights	5,053,815	-
Prepayments for construction	18,308,710	7,462,008
Intangible - Land use rights, net	1,900,555	1,945,811
Intangible - Mineral rights, net	3,201,726	5,233,992
Other assets	102,690	102,550
Total other assets	28,567,496	14,744,361

Total assets	$97,888,683	$47,487,813

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable, trade	$161,940	$244,570
Short term loans - Bank	-	2,219,475
Short term loans - Others	513,450	1,098,750
Due to related parties	225,495	259,033
Due to shareholders	1,313,466	1,281,304
Other payables and accrued liabilities	836,900	744,058
Customer deposits	1,799,607	3,751,327
Taxes payable	1,665,512	2,682,254
Total liabilities	6,516,370	12,280,771

OTHER LIABILITIES
Warrant derivative liability	94,322,156	-
Total other liabilities	94,322,156	-

Total liabilities	100,838,526	12,280,771

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common share, $0.001 par value, 100,000,000 authorized,
20,871,192 and 13,117,952 issued and outstanding as of
March 31, 2010 and June 30, 2009, respectively	20,871	13,118
Additional Paid-in capital	-	3,531,959
Statutory reserves	1,722,441	1,127,710
Retained (deficit) earnings	(5,554,935)	29,754,451
Accumulated other comprehensive income	861,780	779,804
Total shareholders' equity	(2,949,843)	35,207,042

Total liabilities and shareholders' equity	$97,888,683	$47,487,813

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
(FORMERLY NAMED ABLEAUCTIONS.COM, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

	Three months ended March 31,		Nine months ended March 31,
	2010	2009	2010	2009

REVENUE	$15,247,494	$15,555,560	$48,140,913	$35,877,960

COST OF REVENUE	9,605,889	8,317,622	27,411,765	19,632,301

GROSS PROFIT	5,641,605	7,237,938	20,729,148	16,245,659

OPERATING EXPENSES:
Selling	96,549	10,798	400,544	371,879
General and administrative	1,369,063	258,673	1,823,661	931,784
Total operating expenses	1,465,612	269,471	2,224,205	1,303,663

INCOME FROM OPERATIONS	4,175,993	6,968,467	18,504,943	14,941,996

OTHER INCOME (EXPENSE), NET
Finance expense, net	(8,666)	(104,871)	(124,629)	(739,781)
Other income (expense), net	109,980	(10,230)	109,791	140,351
Change in fair value of warrants	(39,869,662)	-	(39,869,662)	-
Total other expense, net	(39,768,348)	(115,101)	(39,884,500)	(599,430)

(LOSS) INCOME BEFORE INCOME TAXES	(35,592,355)	6,853,366	(21,379,557)	14,342,566

PROVISION FOR INCOME TAXES	1,283,907	3,116,723	4,213,029	3,674,429

NET (LOSS) INCOME	(36,876,262)	3,736,643	(25,592,586)	10,668,137

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	29,304	(34,030)	81,976	78,064

COMPREHENSIVE (LOSS) INCOME	$(36,846,958)	$3,702,613	$(25,510,610)	$10,746,201

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and Diluted	15,441,258	13,117,952	14,086,729	13,117,952

(LOSS) EARNINGS PER SHARE
Basic and Diluted	$(2.39)	$0.28	$(1.82)	$0.81

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
(FORMERLY NAMED ABLEAUCTIONS.COM, INC.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock				Retained deficit
	Shares	Par Value	Paid-in capital	Contribution Receivable	Statutory reserves	Unrestricted	Accumulated other comprehensive (loss) income	Total
BALANCE, July 1, 2008	13,117,952	$13,118	$3,032,685	$(1,000)	$573,412	$13,340,814	$705,540	$17,664,569

Net income						10,668,137		10,668,137
Adjustment of Statutory reserve					-	-		-
Shareholder cash contribution and by forfeited imputed interest			459,792	-			78,064	537,856
Foreign currency translation adjustments								-

BALANCE, March 31, 2009 (Unaudited)	13,117,952	$13,118	$3,492,477	$(1,000)	$573,412	$24,008,951	$783,604	$28,870,562

Net income						6,299,798		6,299,798
Adjustment of Statutory reserve					554,298	(554,298)		-
Shareholder cash contribution and by forfeited imputed interest			39,482	1,000				40,482
Foreign currency translation adjustments							(3,800)	(3,800)

BALANCE, June 30, 2009	13,117,952	$13,118	$3,531,959	$-	$1,127,710	$29,754,451	$779,804	$35,207,042

Shares and warrants issued in reverse acquisition recapitalization	405,710	406	(406)					-
Shares and warrants sold for cash	7,344,935	7,345	44,062,265					44,069,610
Offering costs related to shares and warrants sold			(12,015,273)					(12,015,273)
Warrants issued and reclassified to derivative liability			(35,578,543)			(8,491,067)		(44,069,610)
Cumulative effect of reclassification of existing warrants						(631,002)		(631,002)
Fractional shares due to the 1- for - 20 reverse split	2,595	2	(2)					-
Net loss						(25,592,586)		(25,592,586)
Adjustment of Statutory reserve					594,731	(594,731)		-
Imputed interests on loans from related parties waived								-
Foreign currency translation adjustments							81,976	81,976

BALANCE, March 31, 2010 (Unaudited)	20,871,192	$20,871	$-	$-	$1,722,441	$(5,554,935)	$861,780	$(2,949,843)

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
(FORMERLY NAMED ABLEAUCTIONS.COM, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2010 AND 2009
(UNAUDITED)

	Nine months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(25,592,586)	$10,668,137
Adjustments to reconcile net (loss) income to cash
provided by operating activities:
Depreciation	1,924,036	1,322,840
Amortization and depletion	2,086,470	1,676,011
Bad debt expense	-	213,681
Change in fair value of warrants	39,869,662	-
Additional capital increased by forfeited imputed interest	-	459,792
Change in operating assets and liabilities
Accounts receivable, trade	(838,340)	(15,292,057)
Other receivables	(2,455,188)	148,835
Notes receivables	(2,268,574)	-
Inventories	(3,275,383)	128,477
Prepayment	(9,173)	-
Cash received from shareholder	30,400	-
Advances to suppliers	3,696,666	(4,716,475)
Accounts payable, trade	(82,926)	(2,245,812)
Other payables and accrued liabilities	91,788	101,626
Customer deposits	(1,956,041)	1,989,969
Taxes payable	(1,019,987)	2,571,284
Net cash provided by (used in) operating activities	10,200,824	(2,973,692)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,157,908)	(148,238)
Payment on purchase of HongChang	-	(967,520)
Prepayments on construction-in-progress and land use rights	(15,883,831)	(292,900)
Net cash used in investing activities	(19,041,739)	(1,408,658)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from sale of common stock and warrants	44,069,610	-
Cash offering cost related to common stock	(2,263,391)	-
Repayments to short-term loans	(2,808,156)	(726,392)
Proceeds from short-term loans	-	2,389,059
Payments to related parties	(33,878)	(1,811,156)
Net cash provided by (used in) financing activities	38,964,185	(148,489)

EFFECT OF EXCHANGE RATE ON CASH	24,085	17,803

INCREASE (DECREASE) IN CASH	30,147,355	(4,513,036)

CASH, beginning of period	278,399	4,705,129

CASH, end of period	$30,425,754	$192,093

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$4,425,065	$2,924,628
Cash paid for interest expense	$106,789	$131,744

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES
Construction-in-progress transferred to fixed assets	$2,455,508	$2,750,534
Bank loan paid off by shareholder	$-	$1,625,595
Warrants issued for placement agent fee	$9,751,882	$-